Exhibit 21
List of Subsidiaries
Acuity Brands, Inc.
As of August 31, 2022

Subsidiary or Affiliate	Principal Location	State or Other Jurisdiction of Incorporation or Organization
A to Z Manufacturing LLC	Tucson, Arizona	Arizona
AB BMS B.V.	Cayman Islands	Netherlands
AB Netherlands Holdings B.V.	Netherlands	Netherlands
ABL IP Holding LLC	Atlanta, Georgia	Georgia
Acuity Aviation LLC	Atlanta, Georgia	Georgia
Acuity Brands BMS B.V.	Amsterdam, the Netherlands	Netherlands
Acuity Brands Insurance (Bermuda) Ltd.	Hamilton, Bermuda	Bermuda
Acuity Brands Lighting, Inc.	Atlanta, Georgia	Delaware
Acuity Brands Lighting Canada, Inc.	Markham, Ontario	Canada
Acuity Brands Lighting (Hong Kong) Limited	Hong Kong	Hong Kong
Acuity Brands Lighting de Mexico, S. de R.L. de C.V.	Monterrey, Nuevo Leon	Mexico
Acuity Brands Netherlands B.V.	Eindhoven, the Netherlands	Netherlands
Acuity Brands Services, Inc.	Atlanta, Georgia	Delaware
Acuity Brands Technology Services, Inc.	Atlanta, Georgia	Delaware
Acuity Mexico Holdings, LLC	Atlanta, Georgia	Delaware
Acuity Brands Mexico Holdings II LLC	Atlanta, Georgia	Delaware
Acuity Trading (Shanghai) Co. Ltd.	Shanghai, People's Republic of China	People's Republic of China
Amerillum, LLC	Atlanta, Georgia	California
Arizona (Tianjin) Electronics Products Trade Co., Ltd	Tianjin, People's Republic of China	People's Republic of China
Arizona Trading Company Limited	Hong Kong	Hong Kong
Castlight de Mexico, S.A. de C.V.	Matamoros, Tamaulipas, Mexico	Mexico
Distech Controls Inc.	Brossard, Quebec, Canada	British Columbia, Canada
Distech Controls Facility Solutions Inc.	Ottawa, Ontario, Canada	Ontario, Canada
Distech Controls Energy Services (Canada) Inc.	Brossard, Quebec, Canada	Quebec, Canada
Distech Controls SAS	Brignais, France	France
Distech Controls Energy Services, Inc.	Atlanta, Georgia	Texas
eldoLAB Holding B.V.	Eindhoven, the Netherlands	Netherlands
eldoLED B.V.	Eindhoven, the Netherlands	Netherlands
EXY Poland sp. z o.o.	Warsaw, Poland	Poland
Holophane S.A. de C.V.	Monterrey, Nuevo Leon, Mexico	Mexico
Holophane Europe Ltd.	Milton Keynes, England	United Kingdom
Holophane Lighting Ltd.	Milton Keynes, England	United Kingdom
HSA Acquisition Company, LLC	Atlanta, Georgia	Ohio
ID Limited	Douglas, Isle of Man	Isle of Man
Luminaire LED, LLC	Atlanta, Georgia	Delaware
Luxfab Ltd	Milton Keynes, England	United Kingdom
Rockpile Ventures, Inc.	Seattle, Washington	Delaware
The Luminaires Group Inc.	Montreal, Quebec, Canada	Quebec, Canada
The Luminaires Group U.S.A., LLC	Atlanta, Georgia	Delaware